PIERRE FOODS, INC.
CONSOLIDATED BALANCE SHEETS
(Unaudited)

	August 30, 2003	March 1, 2003

ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$146,977	$274,329
Certificates of deposit of special purpose entity	1,240,000	1,240,000
Accounts receivable, net	24,759,993	23,654,358
Inventories	34,644,667	32,584,777
Refundable income taxes	1,507,333	165,829
Deferred income taxes	2,642,526	2,642,526
Prepaid expenses and other current assets (includes prepayments to related parties of $375,000 at March 1, 2003	1,758,015	3,264,746

Total current assets	66,699,511	63,826,565
PROPERTY, PLANT AND EQUIPMENT, NET	60,562,108	55,549,083

OTHER ASSETS:
Trade name, net	38,808,636	38,808,636
Note receivable – related party	993,247	993,247
Deferred income taxes	6,283,871	6,283,871
Deferred loan origination fees, net	1,920,139	2,950,109
Other	333,788	369,500

Total other assets	48,339,681	49,405,363

Total Assets	$175,601,300	$168,781,011

LIABILITIES AND SHAREHOLDERS’ EQUITY
CURRENT LIABILITIES:
Current installments of long-term debt	$377,155	$369,467
Trade accounts payable	6,531,221	9,422,256
Accrued interest	3,039,959	3,056,662
Accrued payroll and payroll taxes	5,706,695	5,929,464
Accrued promotions	3,016,592	2,280,788
Accrued taxes (other than income and payroll)	899,725	561,642
Other accrued liabilities (includes related party liabilities of $4,527,040 and $425,330 in fiscal 2004 and fiscal 2003, respectively)	5,685,580	1,490,086

Total current liabilities	25,256,927	23,110,365
LONG-TERM DEBT, less current installments	136,494,023	130,387,174
OBLIGATION OF SPECIAL PURPOSE ENTITY	5,440,710	5,591,813
OTHER LONG-TERM LIABILITIES	514,219	693,750

SHAREHOLDERS’ EQUITY:
Common stock – Class A, 100,000 shares authorized, issued and outstanding at August 30, 2003 and March 1, 2003	29,438,172	29,438,172
Retained earnings (deficit)	(16,542,751)	(15,440,263)
Note receivable – related party	(5,000,000)	(5,000,000)

Total shareholders’ equity	7,895,421	8,997,909

Total Liabilities and Shareholders’ Equity	$175,601,300	$168,781,011

PIERRE FOODS, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

	Thirteen Weeks Ended

	August 30, 2003	August 31, 2002

REVENUES, NET:	$81,248,052	$61,843,102

COSTS AND EXPENSES:
Cost of goods sold (includes related party transactions totaling $1,089,235 and $1,013,356 in fiscal 2004 and fiscal 2003, respectively)	58,209,167	40,979,098
Selling, general and administrative expenses (includes related party transactions totaling $7,568,055 and $6,449,381 in fiscal 2004 and fiscal 2003, respectively)	18,964,282	17,309,562
(Gain) loss on disposition of property, plant and equipment, net	632	(13,000)
Depreciation	1,164,222	978,693

Total costs and expenses	78,338,303	59,254,353

OPERATING INCOME	2,909,749	2,588,749

OTHER INCOME (EXPENSE):
Interest expense	(5,883,160)	(3,615,736)
Other income, net — (including interest) (includes related party income of $192,484 in fiscal 2003)	—	213,616

Other expense, net	(5,883,160)	(3,402,120)

LOSS BEFORE INCOME TAX BENEFIT	(2,973,411)	(813,371)

INCOME TAX BENEFIT	1,727,688	142,233

NET LOSS	$(1,245,723)	$(671,138)

NET LOSS PER COMMON SHARE – BASIC AND DILUTED	$(12.46)	$(6.71)

WEIGHTED AVERAGE SHARES OUTSTANDING – BASIC AND DILUTED	100,000	100,000

PIERRE FOODS, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

	Twenty-Six Weeks Ended

	August 30, 2003	August 31, 2002

REVENUES, NET:	$162,727,921	$123,721,531

COSTS AND EXPENSES:
Cost of goods sold (includes related party transactions totaling $2,529,440 and $2,200,157 in fiscal 2004 and fiscal 2003, respectively)	114,429,082	81,231,933
Selling, general and administrative expenses (includes related party transactions totaling $15,408,207 and $12,748,123 in fiscal 2004 and fiscal 2003, respectively)	39,061,557	34,886,063
Loss on disposition of property, plant and equipment, net	632	10,408
Depreciation	2,314,979	1,967,360

Total costs and expenses	155,806,250	118,095,764

OPERATING INCOME	6,921,671	5,625,767

OTHER INCOME (EXPENSE):
Interest expense	(9,330,640)	(7,033,251)
Other income, net — (including interest) (includes related party income of $387,484 in fiscal 2003)	—	426,558

Other expense, net	(9,330,640)	(6,606,693)

LOSS BEFORE INCOME TAX BENEFIT AND CUMULATIVE EFFECT OF ACCOUNTING CHANGE	(2,408,969)	(980,926)
INCOME TAX BENEFIT	1,539,481	196,186

LOSS BEFORE CUMULATIVE EFFECT OF ACCOUNTING CHANGE	(869,488)	(784,740)
CUMULATIVE EFFECT OF ACCOUNTING CHANGE (net of income tax benefit of $10,415,037 in fiscal 2003)	—	(18,604,534)

NET LOSS	$(869,488)	$(19,389,274)

NET INCOME PER COMMON SHARE – BASIC AND DILUTED
Loss before cumulative effect of accounting change	$(8.70)	$(7.85)
Cumulative effect of accounting change	—	(186.05)

Net loss	$(8.70)	$(193.90)

WEIGHTED AVERAGE SHARES OUTSTANDING – BASIC AND DILUTED	100,000	100,000

PIERRE FOODS, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

	Twenty-Six Weeks Ended

	August 30, 2003	August 31, 2002

CASH FLOWS FROM OPERATING ACTIVITIES

Net loss per common share, basic and diluted	$(869,488)	$(19,389,274)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Cumulative effect of accounting change	—	18,604,534
Depreciation	2,314,979	1,967,360
Amortization of deferred loan origination fees	416,637	339,420
Loss on disposition of property, plant and equipment, net	632	10,408
Decrease in other assets	35,716	35,717
Decrease in other long-term liabilities	(179,531)	(166,433)
Changes in operating assets and liabilities:
Receivables	(1,105,635)	(1,876,550)
Inventories	(2,059,890)	(9,852,094)
Refundable income taxes, prepaid expenses and other current assets	165,225	(1,938,712)
Trade accounts payable and other accrued liabilities	2,138,874	2,995,353

Total adjustments	1,727,007	10,119,003

Net cash provided by (used in) operating activities	857,519	(9,270,271)

CASH FLOWS FROM INVESTING ACTIVITIES

Proceeds from sales of property, plant and equipment	500	43,000
Capital expenditures	(7,329,138)	(8,828,745)

Net cash used in investing activities	(7,328,638)	(8,785,745)

CASH FLOWS FROM FINANCING ACTIVITIES
Net borrowings under revolving credit agreement	$6,023,936	$16,249,527
Principal payments on long-term debt	(60,502)	(93,061)
Loan origination fees	613,333	(1,583,467)
Distributions by special purpose leasing entity	(233,000)	(1,009,196)

Net cash provided by financing activities	6,343,767	13,563,803

NET DECREASE IN CASH AND CASH EQUIVALENTS	(127,352)	(4,492,213)
CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD	274,329	4,577,982

CASH AND CASH EQUIVALENTS, END OF PERIOD	$146,977	$85,769